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                                                               BINGHAM McCUTCHEN

Bingham McCutchen LLP
150 Federal Street
Boston, MA
02110-1726

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bingham.com

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                                 April 27, 2004


     As special Massachusetts counsel for Pearl Mutual Funds (the "Registrant"), a Massachusetts business trust, we consent to the incorporation by reference of our opinion dated June 12, 2001 for each of the Registrant's series designated Pearl Total Return Fund and Pearl Aggressive Growth Fund, filed with the Registrant's registration statement on Form N-1A, Securities Act File No. 333-53390 on June 15, 2001.

     In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                                /s/ Bingham McCutchen LLP
                                                Bingham McCutchen LLP